UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

N/A
(Former name or former address if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On March 23, 2017, Santander Holdings USA, Inc. (the “Company”) and its majority-owned subsidiary Santander Consumer USA Inc. (“SC”) entered into a written agreement (the “Written Agreement”) with the Federal Reserve Bank of Boston (the “Reserve Bank”).

Under the terms of the Written Agreement, SC is required to enhance its compliance risk management program, SC’s Board and management are required to enhance their oversight of SC’s risk management program, and the Company is required to enhance, among other matters, its Board oversight of SC’s management and operations.

The Written Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Written Agreement is qualified in its entirety by reference to the full text of the Written Agreement.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Written Agreement, dated as of March 23, 2017, by and between Santander Consumer USA Inc., Santander Holdings USA, Inc. and the Federal Reserve Bank of Boston

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2017	SANTANDER HOLDINGS USA, INC. By: /s/ Gerard A. Chamberlain Name: Gerard A. Chamberlain Title: Senior Deputy General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Written Agreement, dated as of March 23, 2017, by and between Santander Consumer USA Inc., Santander Holdings USA, Inc. and the Federal Reserve Bank of Boston